Exhibit 3.2

PARAMOUNT GLOBAL

(a Delaware Corporation)

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SECOND AMENDED AND RESTATED BYLAWS

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ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, and State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Notice of Meeting. Written notice of all meetings of the stockholders of the Corporation stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 3. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for a period of at least ten days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 4. Annual Meeting. Annual meetings of stockholders shall be held at a date, time and place as shall be fixed by resolution of the Board of Directors and as shall be stated in the notice of meeting, for the election of a Board of Directors and for the transaction of such other business as may properly be brought before the meeting.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President and Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Agenda. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Votes Required for Election of Directors and Other Actions. At every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of voting stock standing in his name on the books of the Corporation on the record date for the meeting. Except as otherwise provided in these Bylaws, all elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

Section 9. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law or these Bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

Section 10. Participation Other Than in Person. Stockholders may participate in a meeting of such stockholders by means of conference telephone or similar communications equipment in accordance with Section 211(a)(2) of the Delaware General Corporation Law (“DGCL”) by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The number of Directors which shall constitute the whole Board shall be not less than one nor more than fifteen. The first Board shall consist of three Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until the next annual election and until a successor is elected and qualified or until the Director’s earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election and until a successor is duly elected and shall qualify or until the Director’s earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3. Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be executed or done by the stockholders.

Section 4. Removal. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of the majority of the shares then entitled to vote at an election of directors.

Section 5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolutions of the Board of Directors or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the Chairman of the Board, the President, or Vice President and shall be so called at the request of any one Director by telephonic, facsimile or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the Directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors.

Section 6. Quorum. At all meetings of the Board a majority of the total number of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

Section 8. Participation Other Than in Person. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 9. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the DGCL, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 10. Compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

ARTICLE IV

OFFICERS

Section 1. Officers, Titles, Elections, Term. The elected officers of the Corporation may be a President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers as the Board of Directors shall deem advisable. The officers shall be elected by the Board of Directors to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified. Two or more offices may be held by the same person concurrently.

Section 2. Officers’ Power to Delegate Authority. Each of the officers of the Corporation at the level of Vice President or above is authorized to delegate his or her respective signature authority granted by resolution of the Board of Directors by a writing (i) specifying the scope of the authority being delegated by the writing, (ii) identifying the delegate either by name or as the incumbent of a position, and (iii) advising the delegate that (a) he or she will have no authority to redelegate the signature authority being delegated, unless the Board of Directors, by resolution passed by a majority of Directors, specifically allows the delegate the right to redelegate the signature authority delegated, and (b) none of the authority that may be granted under this provision will constitute a derogation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority.

Section 3. Duties

(a) Chairman of the Board. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the Board of Directors and of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the Chairman of a business corporation or as may be prescribed by the Board of Directors.

(b) President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the stockholders and of the Board of Directors, unless a Chairman of the Board shall have been elected and is present. He or she shall have the authority to see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

(c) Vice President. Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President. At the request of the President, or in his or her absence or disability, a Vice President shall perform all duties of the President, and so acting, shall have all the powers of and be subject to all the restrictions placed upon the President.

(d) Treasurer. The Treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by resolution of the Board of Directors; (4) transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred; (5) exercise any or all rights and powers incident to the ownership of stock of any corporation in which the Corporation may own stock, limited liability interests or partnership interests of any limited liability company or partnership in which the Corporation may own limited liability interests and partnership interests, respectively, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid; and (6) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Chief Financial Officer of the Corporation shall have all of the powers granted to the Treasurer under these Bylaws.

(e) Assistant Treasurer. In the absence, unavailability, or disability of the Treasurer, the Assistant Treasurer(s), if any shall be elected, shall perform the duties of the Treasurer, and so acting, shall have all of the powers of and be subject to all the restrictions placed upon the Treasurer; and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the President, by the Treasurer or by the Board of Directors.

(f) Secretary. The Secretary shall: (1) keep the minutes of the meetings of the stockholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provision of these Bylaws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

(g) Assistant Secretary. In the absence, unavailability, or disability of the Secretary, the Assistant Secretary(s), if any shall be elected, shall perform the duties of the Secretary, and so acting, shall have all of the powers of and be subject to all the restrictions placed upon the Secretary; and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the President, by the Secretary or by the Board of Directors.

Section 4. Bonding. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Section 5. Officers Subject to Board. All officers shall be subject to the supervision and direction of the Board. The authority, duties, or responsibilities of any officer of the Corporation may be suspended by the Board with or without cause and any officer elected or appointed by the Board may be removed by the Board with or without cause. Any vacancy occurring in any office, unless such office shall be abolished by the Board, shall be filled at any regular or special meeting of the Board. Notwithstanding any provision hereof, the Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents.

Section 6. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS,

OFFICERS AND OTHERS

A current or former director, officer or employee of this Corporation, or any person who is or was serving at the request of this Corporation as a director, officer, employee or trustee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be entitled to the same rights to indemnification and advancement of expenses from this Corporation as a person in the same respective position at Paramount Skydance Corporation, this Corporation’s direct or indirect parent corporation, or the successor to Paramount Skydance Corporation would be entitled to pursuant to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Paramount Skydance Corporation, as such documents exist at the time of the adoption of these Bylaws or as they may thereafter be amended, except that such rights shall be administered by the Board of Directors or officers of this Corporation, as appropriate (and not by the Board of Directors or officers of Paramount Skydance Corporation) and any payments in respect of such rights shall be paid by this Corporation (and not by Paramount Skydance Corporation).

ARTICLE VI

NOTICES

Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE VII

STOCK AND CERTIFICATES

Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or President or Vice President, and any Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon such terms and conditions as it may deem advisable and as may be permitted by applicable law.

Section 3. Transfers. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by power of attorney duly executed, witnessed, and filed with the Secretary of the Corporation or other proper officer of the Corporation, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall be valid except between the parties thereto until such transfer shall have been made upon the records of the Corporation.

Section 4. Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security, or other obligation is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security, or other obligation on the part of any other person whether or not the Corporation shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty nor less than ten days before the date of such meeting or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared pursuant to law by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be the date of the fiscal year of the Corporation’s direct or indirect publicly traded parent company or its successor, as it may change from time to time; and any change in the fiscal year of the Corporation’s publicly traded parent company shall automatically cause the Corporation’s fiscal year to change to the same date, unless otherwise determined by the Board of Directors.

Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be altered, amended, or repealed and new Bylaws not inconsistent with law or any provision of the Certificate of Incorporation, as amended, may be adopted by action of the Board of Directors.

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